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                                                                      Exhibit 23


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-52992) pertaining to the Fluor Corporation 2000 Executive Performance Incentive Plan and the Fluor Corporation 2000 Restricted Stock Plan for Non-Employee Directors, the Registration Statement (Form S-8 No. 333-63868) pertaining to the Fluor Daniel Craft Employees 401(k) Retirement Plan, the Registration Statement (Form S-8 No. 333-63870) pertaining to Fluor Corporation Salaried Employees' Savings Investment Plan, the Registration Statement (Form S-8 No. 333-63872) pertaining to TRS 401(k) Retirement Plan, the Registration Statement (Form S-8 No. 333-63858) pertaining to AMECO and Subsidiaries Salaried Employees 401(k) Retirement Plan, the Registration Statement (Form S-8 No. 333-63860) pertaining to DMIS, Inc. Nissan Maintenance Project Retirement & Savings Plan, the Registration Statement (Form S-8 No. 333-63862) pertaining to Fluor Corporation Employees' Performance Plan, the Registration Statement (Form S-8 No. 333-63864) pertaining to TRS Salaried Employees' 401(k) Retirement Plan, the Registration Statement (Form S-8 No. 333-67000) pertaining to 2001 Key Employee Performance Incentive Plan, the Registration Statement (Form S-8 No. 333-84790) pertaining to the Fluor Executive Deferred Compensation Program, the Registration Statement (Form S-8 No. 333-105308) pertaining to the Fluor Corporation 2003 Executive Performance Incentive Plan, and the Registration Statement (Form S-8 No. 333-105309) pertaining to the Fluor Corporation Deferred Directors' Fees Program of our report dated January 28, 2004 (except for the Financing Arrangements and Lease Obligations notes, as to which the date is February 27, 2004), with respect to the consolidated financial statements of Fluor Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2003.

                                             Ernst & Young LLP

Orange County, California
March 12, 2004